                                                                  Exhibit 10.28


                           HOTEL PURCHASE AGREEMENT



                                BY AND BETWEEN



              AMERICAN GENERAL HOSPITALITY, INC., OR ITS ASSIGNS
                                 AS PURCHASER



                                      AND



                            NORTHBROOK CORPORATION,
                                   AS SELLER

                               TABLE OF CONTENTS
                               -----------------

ARTICLE 1
     THE CONTRACT......................................................................... 2
     ------------

ARTICLE 2
     HOTEL................................................................................ 2
     -----

ARTICLE 3
     PURCHASE PRICE....................................................................... 4
     --------------
     3.1.      Purchase Price............................................................. 4
               --------------
     3.2.      Allocations................................................................ 5
               -----------
     3.3.      Earnest Money.............................................................. 5
               -------------

ARTICLE 4
     TITLE DELIVERIES..................................................................... 5
     ----------------
     4.1.      Title Commitment........................................................... 5
               ----------------
     4.2.      Survey..................................................................... 6
               ------
     4.3.      UCC Search................................................................. 7
               ----------
     4.4.      Procedure for Purchaser's Objections....................................... 7
               ------------------------------------
     4.5.      Permitted Exceptions....................................................... 7
               --------------------

ARTICLE 5
     HOTEL DOCUMENTS AND INSPECTION....................................................... 8
     ------------------------------
     5.1.      Inspections and Receipt of Documents....................................... 8
               ------------------------------------
     5.2.      Hotel Documents............................................................ 8
               ---------------

ARTICLE 6
     INTERIM OPERATION OF HOTEL........................................................... 9
     --------------------------
     6.1.      Interim Operation.......................................................... 9
               -----------------
     6.2.      Third Party Consents.......................................................11
               --------------------

ARTICLE 7
     REPRESENTATIONS......................................................................11
     ---------------
     7.1.      Representations by Purchaser...............................................11
               ----------------------------
     7.2.      Representations by Seller..................................................12
               -------------------------
     7.3       Utility Reservations.......................................................15
               --------------------
     7.4       Subsequent Developments....................................................15
               -----------------------

ARTICLE 8
     COVENANTS
     ---------
     8.1       Representation Letter......................................................16
               ---------------------
     8.2       Seller's Indemnity.........................................................16
               ------------------
     8.3       Purchaser's Indemnity......................................................16
               ---------------------

     8.4       Liquor Licenses............................................................16
               ---------------
     8.5       Ground Lease Estoppel......................................................17
               ---------------------
     8.6       Owner's Actions............................................................17
               ---------------

ARTICLE 9
     CONDITIONS PRECEDENT TO THE CLOSING..................................................18
     -----------------------------------
     9.1       Purchaser's Conditions.....................................................19
               ----------------------
     9.2.      Mutual Conditions..........................................................19
               -----------------

ARTICLE 10
     CLOSING AND CLOSING DOCUMENTS........................................................19
     -----------------------------
     10.1      Closing....................................................................19
               -------
     10.2      Title Conveyance Standards.................................................20
               --------------------------
     10.3      Seller's Deliveries........................................................20
               -------------------
     10.4      Purchaser's Deliveries.....................................................21
               ----------------------
     10.5      Prorations.................................................................22
               ----------
     10.6      Document Preparation and Transfer Costs....................................23
               ---------------------------------------
     10.7      Reconciliation and Final Payment...........................................23
               --------------------------------
     10.8      Accounts Payable...........................................................23
               ----------------
     10.9      Accounts Receivable........................................................24
               -------------------

ARTICLE 11
     CASUALTY AND CONDEMNATION............................................................24
     -------------------------
     11.1      Risk of Loss; Notice.......................................................24
               --------------------
     11.2      Purchaser's Termination Right..............................................24
               -----------------------------
     11.3      Procedure for Closing......................................................24
               ---------------------

ARTICLE 12
     DEFAULT AND REMEDIES.................................................................25
     --------------------
     12.1      Purchaser's Default........................................................25
               -------------------
     12.2      Seller's Default...........................................................25
               ----------------
     12.3      Survival...................................................................26
               --------

ARTICLE 13
     BROKERS..............................................................................26
     -------
     13.1      Identity of Brokers........................................................26
               -------------------
     13.2      Indemnification by Seller..................................................26
               -------------------------
     13.3      Indemnification by Purchaser...............................................26
               ----------------------------

ARTICLE 14
     MISCELLANEOUS........................................................................27
     -------------
      14.1     Notices....................................................................27
               -------
      14.2     Entire Agreement; Modifications and Waivers; Cumulative Remedies...........28
               ----------------------------------------------------------------
      14.3     Exhibits...................................................................28
               --------
      14.4     Successors and Assigns.....................................................28
               ----------------------
      14.5     Article Headings...........................................................28
               ----------------

      14.6     Governing Law..............................................................29
               -------------
      14.7     Time Periods...............................................................29
               ------------
      14.8     Counterparts...............................................................29
               ------------
      14.9     Survival...................................................................29
               --------
     14.10     Further Acts...............................................................29
               ------------
     14.11     Severability...............................................................29
               ------------
     14.12     Attorneys' Fees............................................................29
               ---------------
     14.13     Qualification on Confidentiality...........................................30
               --------------------------------

LIST OF EXHIBITS
- ----------------

Exhibit A - Legal Description of Land
Exhibit 2(c) - Schedule of Equipment Not Owned by The Hotel
Exhibit 2(e) - Schedule of Leases
Exhibit 2(f) - Schedule of FF&E Leases
Exhibit 2(g) - Schedule of Service Contracts
Exhibit 8.5 - Ground Lease Estoppel
Exhibit 8.6 - Copy of the letter of conditional approval from one of the Owner's two general partners



The exhibits and/or schedules of Exhibit 10.28, set forth herein have not been included as exhibits to the Registration Statement. The Registrant agrees to furnish supplementally a copy of any such omitted schedule or exhibit upon request.

                           HOTEL PURCHASE AGREEMENT
                           ------------------------


     THIS HOTEL PURCHASE AGREEMENT (this "Agreement") is made as of the date last below written by and between Northbrook Corporation, a Delaware corporation ("Seller"), and American General Hospitality, Inc., a Texas corporation, or its assigns as permitted pursuant to Section 14.4 hereof ("Purchaser").

                                   RECITALS:
                                   --------

     A. The City of Albuquerque, New Mexico ("Ground Lessor") is the owner of the land located at 2910 Yale Boulevard, S.E., Albuquerque, Bernalillo County, New Mexico and more particularly described on Exhibit A attached hereto
                                                      ---------
(the "Land").

     B. Ground Lessor leased the Land to Fred Harvey, Inc., a Delaware corporation, ("Fred Harvey") by a certain Ground Lease dated November 10, 1969, as amended by (i) that certain First Supplemental Lease Agreement dated May 17, 1971, and (ii) that certain Second Supplemental Lease Agreement dated as of October 2, 1972 (said Ground Lease as thus amended is herein called the "Ground Lease", and the entirety of all of the rights, titles, privileges, easements, appurtenances and attendant benefits and burdens of the lessee under the Ground Lease is herein called the "Leasehold Estate").

     C. Fred Harvey constructed a certain hotel building and ancillary improvements and facilities on the Land and, by that certain Deed and Assignment (the "Sale Document") dated October 3, 1972, assigned the Ground Lease and conveyed said building, improvements and facilities to Frah Associates, a New York limited partnership ("Owner").

     D. By that certain Lease and Sublease Agreement (the "Leaseback Document") dated March 15, 1973, Owner subleased the Leasehold Estate and leased said building, improvements and facilities to Fred Harvey.

     E. Through corporate name changes, as of December 31, 1987, Fred Harvey became Amfac Resorts, Inc. ("Amfac Resorts").

     F. By that certain Transfer and Assumption Agreement (the "1989 Transfer Document") dated May 8, 1989, Amfac Resorts transferred and assigned its rights under the Leaseback Document to Amfac, Inc., a Hawaii corporation ("Amfac"). (The term "Leasehold Transfer Documents" shall mean the Sale Document, the Leaseback Document and the 1989 Transfer Document, taken together.)

     G.        As of May 1, 1995, Amfac merged into Seller.

     H.        The foregoing results in the following, as of the date of this
Agreement:


HOTEL PURCHASE AGREEMENT - Page 1
- ------------------------

               (1) Ground Lessor owns the Land in fee simple, subject to the Ground Lease and the Leaseback Document.

               (2) Owner is the current lessee under the Ground Lease and the current owner of the Improvements (below defined), subject to the Leaseback Document and subject to certain mortgage financing thereon.

               (3) Seller is the current sublessee of the Land and the current lessee of the Improvements under the Leaseback Document.

               (4) Seller intends to acquire the Leasehold Estate and Improvements from Owner prior to or concurrent with the Closing (below defined).

                                  AGREEMENT:
                                  ---------

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                                   ARTICLE 1
                                 THE CONTRACT
                                 ------------

     For and in consideration of the mutual benefits enjoyed by one another under this Agreement, Seller agrees to sell, assign and convey the Hotel to Purchaser, and Purchaser agrees to purchase and accept assignment and conveyance of the Hotel pursuant to the terms and conditions set forth in this Agreement.

                                   ARTICLE 2
                                     HOTEL
                                     -----

     As used in this Agreement, the term "Hotel" shall mean and refer to the following:

               (a) The entirety of Seller's and Owner's interests in the Leasehold Estate;

               (b) The 266 room hotel and all other buildings, structures, fixtures, parking areas, and other improvements presently located upon the Land (collectively, the "Improvements");

               (c) All of the following (collectively, the "FF&E"): all tangible personal property and fixtures (which are not part of the Improvements) of any kind attached to, or located upon and used in connection with the ownership, maintenance, use or operation of the Leasehold Estate or Improvements as of the date hereof (or acquired by Seller and so employed prior to Closing, as defined below), exclusive of any such property which is leased under any FF&E Lease and exclusive of the equipment that is described in Exhibit 2(c) attached
                                                          ------------
hereto (the "Schedule of Equipment Not Owned By The Hotel");


HOTEL PURCHASE AGREEMENT - Page 2
- ------------------------

               (d) All of the merchandise, supplies, inventory (including without limitation, all food and beverage inventories) and other items used for the operation and maintenance of guest rooms, guest services, restaurants, lounges, swimming pools, health clubs, and other common areas and recreational areas within or relating to the Improvements (collectively, the "Supplies");

               (e) To the extent assignable, all of the leases, franchises, licenses, and "trade-out" agreements demising space in, providing for the use or occupancy of, or otherwise similarly affecting or relating to the use or occupancy of, the Improvements or Leasehold Estate, together with all amendments, modifications, renewals and extensions thereof, and all guaranties by third parties of the obligations of the tenants, licensees, franchisees, concessionaires or other entities thereunder (collectively, the "Leases" and individually, the "Lease") described in Exhibit 2(e) attached hereto (the
                                        ------------
"Schedule of Leases");


               (f) To the extent assignable, the leases of any property of the nature of FF&E and the other contracts permitting the use of any such property (the "FF&E Leases") described in Exhibit 2(f) attached hereto (the "Schedule of
                                 ------------
FF&E Leases");

               (g) To the extent assignable, the contracts and agreements (collectively, the "Service Contracts") described in Exhibit 2(g) attached
                                                     ------------
hereto (the "Schedule of Service Contracts);

               (h) To the extent assignable without material cost to Seller, all prepaid rents and deposits, including, but not limited to utility deposits, refundable security deposits and rental deposits, and all other deposits for advance reservations, banquets or future services, made in connection with the use or occupancy of the Improvements (collectively the "Deposits"); provided, however, that Purchaser shall be entitled to a credit against the cash portion of the Purchase Price (as defined below) in an amount equal to the amount of the Deposits at Closing, and Purchaser agrees to assume all of Seller's liability and obligations, if any, with regard to such prepaid rents and/or deposits;

               (i) To the extent assignable without material cost to Seller, any and all of the following that relate to or affect in any way, the design, construction, ownership, use, occupancy, leasing, maintenance, service, or operation of the Leasehold Estate, Improvements, Leases, Deposits, Supplies, or FF&E:

                    (i) Warranties, guaranties, indemnities, and claims for the benefit of Seller (collectively the "Warranties");

                    (ii) Licenses (including without limitation liquor, beer, wine, bar and similar licenses), permits, franchises (including without limitation hotel franchise license agreements), certificates of occupancy, and similar documents issued by any federal, state, or municipal authority or by any private party so long as assignment can be made without material cost to Seller, (collectively the "Licenses");


HOTEL PURCHASE AGREEMENT - Page 3
- ------------------------

                    (iii) Telephone numbers, trade names, trade styles, trade marks, service marks, and other identifying material, and all variations thereof, together with all related goodwill (provided that the names "Amfac" and "Fred Harvey" shall not be assigned) (collectively, the "Tradenames") (it being understood and agreed that the name of the hotel chain to which the Hotel is affiliated by franchise or other license agreement is a protected name or registered service mark of such hotel chain and cannot be transferred to Purchaser by this Agreement); and

                    (iv) Plans, drawings, specifications, surveys, soil reports, engineering reports, inspection reports, environmental audits and other technical descriptions and reports to the extent in Seller's possession or control (collectively, the "Plans and Specs");

               (j) To the extent assignable, Seller's interest in the right to receive immediately on and after Closing and continuously consume thereafter water service, sanitary and storm sewer service, electrical service, gas service, and telephone service on and for the Leasehold Estate and Improvements (all of the foregoing are referred to in this Agreement collectively as the "Utility Reservations");

               (k) All rights, titles, and interests of Seller appurtenant to the Land, Leasehold Estate, and Improvements, including, but not limited to, (i) all easements, rights of way, rights of ingress and egress, tenements, hereditaments, privileges, and appurtenances in any way belonging to the Land, Leasehold Estate, or Improvements, (ii) any land lying in the bed of any alley, highway, street, road or avenue, open or proposed, in front of or abutting or adjoining the Land, (iii) any strips or gores of real estate adjacent to the Land, and (iv) the use of all alleys, easements and rights-of-way, if any, abutting, adjacent or contiguous to, or adjoining the Land (collectively, the "Appurte nances");

               (l) All books and records, promotional material, tenant data, marketing and leasing material and forms, market studies, keys, and other materials of any kind owned by Seller or in Seller's possession or control, or to which Seller has access or may obtain and has the right to convey and deliver which are or may be used in Seller's or Owner's ownership or use of the Leasehold Estate, the Land, the Improvements or the FF&E, whether any of the foregoing are in hard copy form or in computerized data storage form (collectively, the "Records"); provided, however, that a copy of any such material may be retained by Seller; and

               (m) Seller's active guest ledger and cash drawers and house accounts as of 2:00 A.M. on the Closing Date (the "Cash and Equivalents").


                                   ARTICLE 3
                                PURCHASE PRICE
                                --------------

     3.1.      Purchase Price. The total price (the "Purchase Price") for which
               --------------
Seller agrees to sell, assign and convey the Hotel to Purchaser, and which Purchaser agrees to pay or deliver to Seller, subject to the terms of this Agreement and adjustments as provided herein, shall consist of


HOTEL PURCHASE AGREEMENT - Page 4
- ------------------------

$9,350,000.00 plus the sum of the Cash and Equivalents. Purchaser shall pay the Purchase Price, as adjusted in the manner set forth below, to Seller or other applicable party in immediately available cash funds by wire transfer at Closing.

     3.2.      Allocations.  Subject to adjustments as provided herein, the
               -----------
Purchase Price shall be allocated among the Ground Lease and Leasehold Estate, Improvements, and FF&E as follows: Ground Lease and Leasehold Estate - 0%; Improvements - 95%; and FF&E - 5%.

     3.3.      Earnest Money.  For the purpose of securing the performance of
               -------------
Purchaser under the terms and provisions of this Agreement and as a condition precedent to Seller's obligations hereunder, within three (3) business days of the execution hereof, Purchaser shall deliver $100,000.00 to the Title Company (as hereinafter defined) in current funds to be held in a joint order escrow therewith. Further, if this Agreement shall then still be in effect, on or before June 15, 1996, Purchaser shall deliver an additional $50,000.00 to the Title Company in current funds for addition to such joint order escrow. Such $100,000.00, the subsequent $50,000.00, if made, and any other sums which may from time to time be deposited as "Earnest Money" or "Additional Earnest Money" under the terms of this Agreement or any addendum or amendment hereto is herein referred to as the "Earnest Money". All interest accruing on Earnest Money deposited under this Agreement shall become a part of and be added to the Earnest Money so that it shall be subject to disbursement or application in the same manner as is the principal of the Earnest Money. The Title Company shall deposit the Earnest Money in an interest bearing account at a bank or savings institution reasonably acceptable to Seller and Purchaser, and all interest accrued thereon shall be reported under Purchaser's federal tax identification number. If the sale of the Hotel is not consummated in accordance with the terms hereof, the Earnest Money, less the sum of $100.00 therefrom which shall be paid to Seller as independent consideration for entering into this Agreement, shall be returned to Purchaser or delivered to Seller as liquidated damages as herein provided. If the sale of the Hotel is consummated in accordance with the terms hereof, the Earnest Money, less such $100.00 independent consideration, shall be applied to the Purchase Price.

                                   ARTICLE 4
                               TITLE DELIVERIES
                               ----------------


     4.1.      Title Commitment.  Within 21 days after the execution of this
               ----------------
Agreement, Seller shall obtain and deliver to Purchaser, at Seller's sole cost and expense, a Commitment for Title Insurance (the "Title Commitment") issued for Chicago Title Insurance Company ("Chicago") or other title underwriter designated by Purchaser, issued through an agency designated by agreement of Seller and Purchaser (the "Title Company"), for the most recent form of ALTA leasehold policy covering the Leasehold Estate and owner policy covering the Improvements, in the full amount of the Purchase Price and endorsed as Purchaser may reasonably require, setting forth the current status of the title to the Land, Ground Lease and Leasehold Estate, and Improvements, showing all liens, claims, encumbrances, easements, rights of way, encroachments, reservations, restrictions, and any other matters affecting the Land, Ground Lease and Leasehold Estate, and Improvements, and

HOTEL PURCHASE AGREEMENT - Page 5
- ------------------------
pursuant to which the Title Company agrees to issue to Purchaser at Closing a Leasehold Policy of Title Insurance (including owner policy coverages for the Improvements) (the "Title Policy") on the most recent form of ALTA leasehold policy as endorsed as Purchaser may reasonably require. Seller shall direct the Title Company to deliver to Purchaser with the Title Commitment a true, complete, and legible copy of all plats, documents and instruments (as recorded, where applicable) (the "Supporting Documents") referred to or identified in the Title Commitment and of the Leasehold Transfer Documents and all other deeds, assignments, and other conveyance documents evidencing title in Seller or Owner.

     4.2.      Survey.  Within 21 days after the execution of this Agreement,
               ------
Seller shall provide to Purchaser, at Seller's sole cost and expense, a current "as built" survey (the "Survey") of the Land and Improvements made on the ground and certified by a professional land surveyor licensed in the state in which the Hotel is located and approved by the Title Company and Purchaser (the "Surveyor"). The Survey must be prepared, and the field work surveying must be conducted, in accordance with the Minimum Standard Detail Requirements for ALTA/ACSM Real Property Title Surveys and must be adequate to allow the Title Company to issue an ALTA extended coverage leasehold (owner, with respect to the improvements) policy with no survey exceptions. Seller shall request that the Survey contain the following the additional cost for which shall be Purchaser's responsibility: the items set forth in Table A to said Minimum Standards (other than contours and elevations of the Land but including elevations of the Improvements) and (i) the locations and dimensions of all existing easements, fire hydrants, fences, encroachments, conflicts, protrusions, alleys, streets and roads (including median and curb cuts), and rights-of-way on or adjacent to or serving the Land or Leasehold Estate which are visible on the ground or listed in the Title Commitment (with recording information shown if applicable);
(ii) the locations of all existing improvements, monuments, sidewalks, driveways, parking lots (with striped spaces shown) and other visible items on the Land; (iii) all areas designated as being flood prone or subject to special flood hazards or other hazardous conditions according to the most current official maps of the Flood Insurance Administration, the Federal Emergency Management Agency or any other public or semi-public body charged with determining the existence of such conditions which has jurisdiction over the Hotel; and (iv) a metes and bounds description of the Land and all on-the-ground Appurtenances tied at all corners to physical monuments and on all sides and curves to adjoining tracts (with any discrepancies fully disclosed) and a description by reference to the recorded plat or map of the Land. At Seller's expense, the Survey shall contain a certification by the Surveyor in form reasonably acceptable and addressed to Seller, Purchaser and the Title Company, indicating that the Survey was made on the ground and accurately shows all the matters required above. If there is an increase in the Surveyor's charges for certification of Purchaser's additional matters described above, then such increase shall also be at Purchaser's expense. If different from the description contained in Exhibit A attached to this Agreement, the legal description of the
             ---------
Land contained in the Survey shall be substituted for the description of the Land contained in said Exhibit A, and this Agreement shall be deemed amended by
                       ---------
the substitution of the legal description of the Land contained in the Survey as a new Exhibit A without the necessity of the parties executing any additional
      ---------
written amendments to this Agreement. In addition, such description shall be used in the Leasehold Policy of Title Insurance and in the Ground Lease Assignment.


HOTEL PURCHASE AGREEMENT - Page 6
- ------------------------

     4.3.      UCC Search. Purchaser, at Purchaser's sole cost and expense, may,
               ----------
if it so elects, obtain current written reports (the "UCC Searches") from the Office of the Secretary of State of the State where the Hotel is located and the deed recording offices of the county where the Hotel is located reflecting the results of current searches of the Uniform Commercial Code Records maintained by such offices, said UCC Searches to be made under the name of Seller and Owner.

     4.4.      Procedure for Purchaser's Objections.  Purchaser shall have until
               ------------------------------------
21 days following the completion of all deliveries required of Seller to Purchaser under Sections 4.1 and 4.2 (the "Review Period") to notify Seller in writing of any objections Purchaser may have to matters reflected in or concerning the Title Commitment, the Supporting Documents, the Survey, or the UCC Searches (if Purchaser has elected to obtain same). If Purchaser shall so notify Seller of any objections, Seller shall make its good faith efforts to cure such objections to Purchaser's reasonable satisfaction within 14 days from the date on which Seller receives Purchaser's objections; provided, however, that Seller shall not be obligated to cure such objections if such cure will
result in material cost to Seller.   If Seller does not attempt to cure such
objections or if Seller attempts to cure same but Purchaser, in Purchaser's reasonable judgment, is not satisfied with the results of any cure efforts by Seller, Purchaser may terminate this Agreement by giving written notice of termination to Seller at any time within 5 days after the end of said 14-day period. If Purchaser terminates this Agreement pursuant to this Section, Seller shall be entitled to retain and, to the extent it has not already done so, Purchaser shall deliver to Seller all reports and studies of third parties relating to the Hotel resulting from the inspection of the Hotel (or the portions of such reports and studies that are specific to the Hotel) and all documents delivered to Purchaser pursuant to Section 5.2. The Earnest Money shall be returned to Purchaser within 5 days after any such termination, and neither party shall have any further rights or obligations one to the other, except for the repair obligation set forth in Section 5.1. If Purchaser does not terminate this Agreement within five days after said 14-day period as provided herein, Purchaser shall be deemed to have waived the right to terminate this Agreement under this Section 4.4 and shall be deemed to have accepted and approved the condition of title to the Hotel, subject to the remaining terms of this Agreement.

     4.5.      Permitted Exceptions.  Notwithstanding any other provision herein
               --------------------
set forth, Purchaser shall not be entitled to make any objection or terminate this Agreement on the basis of any lien, encumbrance or security interest created by Purchaser at Closing in connection with Purchaser's acquisition of the Hotel. The agreed exceptions to title specified in the immediately preceding sentence, together with any title exceptions to which the Purchaser does not object in accordance with Section 4.4 and any title exceptions to which Purchaser objects that are not cured but which Purchaser accepts or is deemed to have accepted in accordance with Section 4.4 shall be hereinafter referred to as the "Permitted Exceptions." The Permitted Exceptions shall be described in, or in an exhibit to, the Ground Lease Assignment.


HOTEL URCHASE AGREEMENT - Page 7
- -----------------------

                                   ARTICLE 5
                        HOTEL DOCUMENTS AND INSPECTION
                        ------------------------------

     5.1.      Inspections and Receipt of Documents.  As of the date hereof,
               ------------------------------------
Seller has provided to Purchaser, its agents, employees and representatives, access to the Hotel and to certain of the Hotel employees (including the Hotel manager) for purposes of (i) making inquiry regarding the Hotel and its operations, (ii) performing all tests and inspections of the Hotel desired by Purchaser, and (iii) reviewing Hotel documents. As of the date hereof, Seller has made available for Purchaser's review and approval as to form and content originals or legible copies of all of the Service Contracts described in the Schedule of Service Contract, all of the Leases described in the Schedule of Leases, all of the FF&E Leases described in the Schedule of FF&E Leases and such other documents of the nature of those described in Section 5.2 below to the extent in Seller's possession or in the possession of any party responsible for managing the Hotel. Purchaser acknowledges and agrees that it has reviewed and approved the results of all such inspections and all of such documents. The terms of this Agreement and all information furnished by Seller to Purchaser or obtained by Purchaser in the course of its investigations shall be treated as confidential information by Purchaser, except that Purchaser may disclose such information as provided in Section 14.13 and to attorneys and other parties assisting or representing Purchaser in connection with the subject transaction and to others as may be required by lawful order. The foregoing obligation to treat such information as confidential shall survive any termination of this Agreement but shall not survive Closing. In the event that the transaction contemplated by this Agreement does not close for any reason other than Seller's default, Purchaser shall have the obligation to repair any damage caused by Purchaser's inspections and tests at the Hotel to the condition prior to Purchaser's entry, which obligation shall survive any termination of the Agreement.

     5.2.      Hotel Documents. The other documents to which reference is made
               ---------------
in Section 5.1 above are:

                    (i) Material warranties relating to the Hotel or any part thereof which are still in effect;

                    (ii) Financial statements and budgets for the Hotel, for the current year to date and each of the five (5) years prior to the year of this Agreement (the "Financial Statements"), including the itemization of (1) annual insurance premiums for each such year for fire, extended coverage, workers' compensation, vandalism and malicious mischief, general liability, business interruption, rents and other forms of insurance shown thereon; (2) expenses incurred for water, electricity, natural gas, sewer and other utility charges; (3) total rents and revenues collected from tenants and from hotel guests and other patrons of the Hotel; (4) management fees; (5) maintenance, repairs and other expenses relating to the management and operation of the Hotel; (6) historical occupancy statistics for the Hotel; and (7) all capital expenditures made during the aforementioned periods;

                    (iii)   The Licenses;


HOTEL PURCHASE AGREEMENT - Page 8
- ------------------------

                    (iv) The most recent real estate and personal property tax statements with respect to the Hotel and notices of appraised value for the Land, Ground Lease and/or Leasehold Estate, and Improvements;

                    (v) Engineering and architectural plans, drawings and specifications relating to the Hotel, and environmental reports, boundary surveys, engineering reports and subsurface studies affecting the Hotel;

                    (vi) Notices of material current matters still pending received from governmental authorities in connection with the Hotel; and

                    (vii) Seller's franchise agreement and a current deficiency report and the two most recent inspection reports of the franchisor of the Hotel.


                                   ARTICLE 6
                          INTERIM OPERATION OF HOTEL
                          --------------------------

     6.1.      Interim Operation.  Seller hereby covenants and agrees that
               -----------------
between the date of this Agreement and the Closing Date Seller shall:

               (a) Operate, manage, and maintain the Hotel consistent with Seller's prior practice, including, without limitation, (i) using reasonable efforts to preserve its relations with guests, suppliers and other parties doing business with Seller with respect to the Hotel, (ii) accepting booking contracts for the use of the Hotel facilities on terms not less favorable than the terms typically arranged by Seller as of the date of this Agreement and using best efforts to retain such bookings, (iii) maintaining the current level of advertising and other promotional activities for Hotel facilities, (iv) maintaining its books of accounts and records in the usual, regular and ordinary manner, on a basis consistent with the basis used in keeping its books in prior years, and (v) remaining in substantial compliance with all current Licenses;

               (b)  Not commit waste of any portion of the Hotel;

               (c) Keep and maintain the Hotel in a state of repair and condition consistent with the requirements of clause (a) above;

               (d) Keep, observe, and perform all its obligations under the Leases, the FF&E Leases, the Service Contracts, the Licenses (in particular, the license agreement between Seller and the franchisor of the franchise on the Hotel), and all other applicable contractual arrangements relating to the Hotel;

               (e) Not enter into any new agreements of the nature of the Service Contracts, FF&E Leases, or Leases or any amendments or modifications of any existing Service Contracts,


HOTEL PURCHASE AGREEMENT - Page 9
- ------------------------

FF&E Leases, or Leases which call for monthly payments in excess of $500.00 or are for a term in excess of one (1) year unless cancelable upon no more than thirty (30) days notice without Purchaser's prior written consent provided that Seller shall have the right to renew or extend the Service Contracts described on the Schedule of Service Contracts, the FF&E Leases described on the Schedule of FF&E Leases, and the Leases described on the Schedule of Leases for a period of up to six (6) months on terms comparable to the existing terms thereof;

               (f) Not cause or permit the removal of FF&E from the Hotel except for the purpose of discarding, and replacing where consistent with Seller's prior practices, worn items;

               (g) Keep Supplies stocked consistent with Seller's prior practice, as if the sale of the Hotel hereunder were not to occur;

               (h) Not enter into any new employment or union contracts or agreements or hire any new employees that will be binding on Purchaser on or after the Closing provided that Seller shall have the right to hire employees as replacements for employees who have vacated positions so long as such replacements are at compensation rates comparable to those earned by the employee being replaced;

               (i) Advise Purchaser promptly of any litigation, arbitration, or administrative hearing before any court or governmental agency concerning or affecting the Hotel which is instituted or threatened after the date of this Agreement or if any representation or warranty contained in this Agreement shall become false;

               (j) Not take, or omit to take, any action that would have the effect of violating any of the representations, warranties, covenants or agreements of Seller contained in this Agreement;

               (k) Comply in all material respects with all federal, state, and municipal laws, ordinances, regulations, and orders relating to the Hotel;

               (l) Not sell or assign or enter into any agreement to sell or assign, or to create or permit to exist any lien or encumbrance (other than a Permitted Exception) on, the Hotel or any portion thereof;

               (m) Not allow any material License currently in existence with respect to the operation, use, occupancy or maintenance of the Hotel to be canceled or otherwise terminate without Purchaser's prior written consent;

               (n) Not unreasonably cancel any existing booking contracts for the use of Hotel facilities or new booking contracts obtained by Seller after the date of this Agreement;

               (o) Pay or cause to be paid all taxes, assessments and other impositions levied or assessed on the Hotel or any part thereof prior to the date on which the payment thereof is due;


HOTEL PURCHASE AGREEMENT - Page 10
- ------------------------

               (p) Not market the Hotel or execute other offers (other than unsolicited back-up offers) prior to the termination of this Agreement in accordance with its terms;

               (q) Permit Purchaser, at Purchaser's sole cost and expense, to establish and maintain a shadow management operation with respect to the Hotel, for a period or periods of time in the aggregate not to exceed 14 days, prior to the Closing Date. Personnel from Purchaser's shadow management operation shall have reasonable access during normal business hours to all books, records and other information in the possession or control of Seller or its agents concerning the Hotel and shall have the right (at Purchaser's expense) to establish duplicate books and records in order to effect a smooth transition in the ownership and management of the Hotel; provided, however, that Purchaser and its shadow management operation and employees (a) shall not unreasonably interfere with the normal management and operation of the Hotel, (b) shall hold all information acquired from such books and records confidential in accordance with the provisions of this Agreement, (c) shall repair any damage to the physical condition of the Hotel caused by Purchaser or its agents in any such shadow management operation, and (d) shall not be deemed to have assumed management responsibilities prior to Closing by virtue of such shadow management; and

               (r) Notify Purchaser of all notices of violation of federal, state or municipal laws, ordinances, orders, regulations or requirements ("Notices of Violation") issued by, or filed by, or served by, any governmental agency having jurisdiction over the Hotel against or affecting the Hotel on or before the Closing Date of which Seller has actual knowledge.

     6.2.      Third Party Consents. Prior to the Closing Date, Seller shall use
               --------------------
reasonable efforts and cooperate with Purchaser to obtain all third party consents and approvals required in order for Purchaser to purchase the Hotel.


                                   ARTICLE 7
                                REPRESENTATIONS
                                ---------------

     7.1.      Representations by Purchaser.  Purchaser hereby represents and
               ----------------------------
warrants unto Seller that each and every one of the following statements is to the best of Purchaser's knowledge, true, correct and complete in every material respect as of the date of this Agreement and will be true, correct and complete as of the Closing Date:

               (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and, other than qualifying to do business in the state where the Hotel is located, has full right, power and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement; and the execution and delivery of this Agreement and the performance by Purchaser of its obligations under this Agreement require no further action or approval of Purchaser's shareholders, directors, members, managers or partners (as the case may be) or of any other individuals or entities in order to constitute this Agreement as


HOTEL PURCHASE AGREEMENT - Page 11
- ------------------------
a binding and enforceable obligation of Purchaser. The individuals and/or entities signing below in the indicated representative capacities are fully authorized so to act.

               (b) Purchaser is not a foreign entity, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

               (c) None among the entry into, performance of, or compliance with, this Agreement by Purchaser has resulted, or will result, in any violation of, default under, or acceleration of any obligation under any existing corporate charter, certificate of incorporation, bylaw, articles of organization, limited liability company agreement or regulations, partnership agreement, mortgage indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule or regulation applicable to Purchaser.

               (d) There is no suit, action or arbitration, or other proceeding or governmental investigation or requirement, which materially and adversely affects Purchaser or Purchaser's ability to perform hereunder.

               (e) Purchaser has relied on its own inspectors, agents and independent contractors, and the express representations and indemnities herein and in documents delivered to Purchaser by Seller at Closing, in determining to purchase the Hotel.

               (f) Purchaser acknowledges that, except as specifically set forth herein, neither Seller nor any of its agents or representatives has made or is willing to make any representation as to the physical condition (including, without limitation, the presence or absence of hazardous or toxic materials or any other environmental condition) footage, use or operation or any other matter or things affecting or related to the Hotel.

               (g) Purchaser has not relied and will not rely upon any implied representation or warranty with respect to the physical or financial condition of the Hotel, quality of construction, workmanship, or fitness for any particular purpose. Purchaser is relying solely on its own physical inspections except as herein specifically set forth. Purchaser shall purchase the Hotel on the Closing Date "AS IS", in its current physical condition.

     7.2.      Representations by Seller.  Seller hereby represents and warrants
               -------------------------
unto Purchaser that each and every one of the following statements is, to the best of Seller's knowledge, true, correct and complete in every material respect as of the date of this Agreement and to the best of Seller's knowledge will be true, correct and complete as of the Closing Date:

               (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full right, power and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the performance by Seller of its obligations under this


HOTEL PURCHASE AGREEMENT - Page 12
- ------------------------

Agreement require no further action or approval of Seller's shareholders, directors, members, managers or partners (as the case may be) or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of Seller. The individuals and/or entities signing below in the indicated representative capacities are fully authorized so to act.

               (b) Seller Owner is not a foreign entity, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

               (c) None among the entry into, performance of, or compliance with this Agreement by Seller has resulted, or will result, in any violation of, default under, or acceleration of any obligation under any existing corporate charter, certificate of incorporation, bylaw, articles of organization, limited liability company agreement or regulations, partnership agreement, mortgage indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule or regulation applicable to Seller or to the Hotel.

               (d) There are no leases, management agreements, leasing agent's agreements, equipment leases, building service agreements, maintenance contracts, suppliers contracts, warranty contracts, operating agreements, or other agreements binding upon the Hotel, relating to the ownership, occupancy, operation or maintenance of the Hotel, (other than advance booking and reservation agreements) except for the Service Contracts, Leases, Warranties and FF&E Leases.

               (e) Seller has received no notice, and has no knowledge, that it lacks any permit, license, certificates or authority necessary for the present use and occupancy of the Improvements.

               (f) The present level of insurance with respect to the Hotel will be maintained in full force and effect until the Closing Date.

               (g) No party has any right or option to acquire the Hotel or any portion thereof, other than Purchaser, except as set forth in the Ground Lease, and the Leaseback Document.

               (h)  There are no:

                    (i) pending or threatened arbitration proceedings or unsatisfied arbitration awards, or judicial proceedings or orders respecting awards, which might become a lien on the Hotel;

                    (ii) pending or threatened unfair labor practice charges or complaints, unsatisfied unfair labor practice orders or judicial proceedings or orders with respect thereto relating to the Hotel;

                    (iii) pending or threatened charges or complaints with or by city, state or federal civil or human rights agencies, unremedied orders by such agencies or judicial


HOTEL PURCHASE AGREEMENT - Page 13
- ------------------------
     proceedings or orders with respect to obligations under city, state or federal civil or human rights or antidiscrimination laws or executive orders relating to the Hotel;

                    (iv) pending or threatened condemnation proceedings with regard to all or any part of the Hotel; or

                    (v) other pending or threatened litigation claims, charges, complaints, petitions or unsatisfied orders by or before any administrative agency or court which affects the Hotel or might become a lien on the Hotel (all matters referred to in this Section 7.2(h) being referred to collectively as the "Pending Claims").

               (i)  Seller has received no Notice of Violations.

               (j) To the best of Seller's knowledge and belief without benefit of any investigation or inquiry, Seller and the Hotel are in compliance in all material respects (i) with all terms and conditions of all notices, permits, licenses, registrations, certificates of occupancy, applications, consents, zoning and/or building code restrictions, variances, notices of intent, and/or other authorizations which are required for the use or operation of the Hotel,
(ii) with all applicable laws, rules, regulations, ordinances and orders in effect as of the date hereof promulgated by any federal, state or local executive, legislative, judicial, regulatory or administrative agency, board or authority, or any applicable judicial or administrative decision that relate to the Hotel, including without limitation the Americans With Disabilities Act of 1990, as amended, and regulations or orders promulgated thereunder, and all such laws, rules and regulations that relate to the environment or the pollution, preservation, protection, clean-up or remediation thereof, or the treatment, storage, disposal or other management of "hazardous substances," as such term is currently defined in the Comprehensive Environmental Response, Compensation Liability Act of 1980, with respect to the Hotel, and (iii) with all limitations, requirements, restrictions, conditions, standards, prohibitions, schedules and timetables contained in any of the foregoing.

               (k) Each of the Schedule of Service Contracts, Schedule of FF&E Leases, and Schedule of Leases is a true, correct, and complete list of all Service Contracts, all FF&E Leases, and all Leases; the copies of the Service Contracts, FF&E Leases, and Leases, when delivered to Purchaser, were true, complete and correct copies thereof (including all amendments, modifications, renewals, and extensions thereof); there are and will be no written or oral agreements of the nature of the Service Contracts, the Leases, or the FF&E Leases binding on the Hotel or on Purchaser after Closing, other than those described respectively in the Schedule of Service Contracts, the Schedule of Leases, and the Schedule of FF&E Leases; and the Service Contracts, FF&E Leases, and Leases are in full force and effect and no default exists thereunder and no condition exists that, with the giving of notice or passage of time, or both, would constitute a default.

               (l) The execution of this Agreement does not constitute a default under the Ground Lease or any of the Leasehold Transfer Documents.


HOTEL PURCHASE AGREEMENT - Page 14
- ------------------------

               (m)  Except as set forth in Sections 8.7 and 8.8 below, Purchaser
(i) will in no way be obligated for any employees, or union contracts with respect to employees, employed by Seller with regard to the Hotel either before or after the Closing, and (ii) will not be obligated to give or pay any amount to any employee of Seller or Seller's managing agent. Purchaser shall not have any liability under any pension or profit sharing plan that Seller or its managing agent may have established with respect to the Property or their or its employees. It is expressly agreed that Seller shall be and remain liable for certain severance obligations in accordance with Section 8.7 below, certain vacation accrual obligations in accordance with Section 8.8 below, and all accrued salaries, wages, bonuses, profit-sharing, and other compensation, sick leave, worker's compensation, and welfare benefits, deferred compensation, savings, pension, profit sharing, 401(k), and retirement plans, and insurance and other benefits and for all liabilities of whatever kind (including without limitation those arising under COBRA) with respect to amounts incurred or accruing prior to Closing for all employees of the Hotel, and Seller hereby indemnifies Purchaser with respect to all of the foregoing.

     7.3       Utility Reservations. Seller knows of no reason why the Utility
               --------------------
Reservations are not adequate to operate the Improvements for the purposes for which they were intended, free and clear of all qualifications and encumbrances other than the obligation to pay the applicable utility company the published rate for utility consumption after Closing, and Seller has no knowledge the Utility Reservations do not include (i) the right to the present and future use of wastewater, drainage, water and other utility facilities to the extent such use benefits the Land, Leasehold Estate, or Improvements, (ii) all reservations of or commitments covering any such use in the future, and (iii) all wastewater capacity reservations ever issued and relating to the Land, Leasehold Estate, or Improvements

     7.4       Subsequent Developments. After the date of this Agreement and
               -----------------------
until the Closing Date, Seller shall keep Purchaser fully informed of all subsequent developments ("Subsequent Developments") which would cause any of Seller's representations contained in this Agreement to be no longer accurate in any material respect.


                                   ARTICLE 8
                                   COVENANTS
                                   ---------

     8.1       Representation Letter. With respect to Purchaser's proposed real
               ---------------------
estate investment trust (as defined in Sections 856 to 860 of the Internal Revenue Code of 1986, as amended) (the "REIT"), prior to the end of the Review Period, Seller shall provide to Purchaser's representatives a signed representation letter to Purchaser's independent public accountant in a form reasonably acceptable to Seller .

     8.2       Seller's Indemnity. Seller agrees to indemnify and hold Purchaser
               ------------------
harmless of and from all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees) which Purchaser may suffer or incur by reason of any debts, act or cause of action occurring or accruing prior and up to the Closing and arising from the ownership or operation of the Hotel by Seller or Owner prior to the Closing Date, including but not limited to any claims by employees of Seller or


HOTEL PURCHASE AGREEMENT - Page 15
- ------------------------
third parties covered by insurance carried by Seller.

     8.3       Purchaser's Indemnity. Purchaser agrees to indemnify and hold
               ---------------------
Seller harmless of and from all liabilities, losses, damages, costs, expenses (including reasonably attorneys' fees) which the Seller may suffer or incur by reason of any debts, act or cause of action occurring and accruing on and after the Closing and arising from the ownership or operation of the Hotel by Purchaser subsequent to the Closing Date, including but not limited to any claims by employees of Purchaser or third parties covered by insurance carried by Purchaser.

     8.4       Liquor Licenses. At Closing, to the extent permitted by law,
               ---------------
Seller shall assign its alcoholic beverage, liquor, beer and/or wine licenses and/or permits with respect to the Hotel (the "Liquor Licenses") to Purchaser or its lessee or management company (hereinafter "Operator") as part of the Licenses. Operator shall execute such forms, license applications and other documents as may be necessary for the Operator to take such assignment of the Liquor Licenses, and Seller shall reasonably cooperate with the Operator in filing such forms, applications and other documents so that such acquisition of the Liquor Licenses can take effect, if possible, simultaneously with or upon completion of Closing. Operator's attempts to obtain the Liquor Licenses shall not diminish, prior to the Closing, the full force and effect of the Liquor Licenses. If the Liquor Licenses cannot be acquired by Operator until after Closing, then Seller agrees reasonably to cooperate with Operator, at Purchaser's sole cost and expense, for a period of one year following Closing in maintaining ongoing liquor service and facilities of the Hotel between the Closing and the time when such Liquor Licenses are acquired by Operator. Operator and Purchaser shall indemnify, defend and hold Seller harmless from any liability, damages, claims, costs, penalties, losses or expenses (including reasonable attorney's fees) encountered by Seller in connection with, arising out of, or growing from such operations and the sale of alcoholic beverages at and from the restaurants, bars and lounges located at the Hotel during said
period of time.   Operator and Purchaser shall reimburse Seller for Seller's costs in maintaining the Liquor Licenses in full force and effect and in assigning or transferring same to Operator. In no event shall Seller be required to obtain any additional liquor or alcoholic beverage licenses which Seller does not possess at the time of Closing.

     8.5       Ground Lease Estoppel. Attached hereto as Exhibit 8.5 is a form
               ---------------------                     -----------
of estoppel (the "Ground Lease Estoppel") for Seller to submit to Ground Lessor. Purchaser agrees to provide all information and documentation reasonably requested by Ground Lessor associated with its consenting to the assignment of the Leasehold Estate to Purchaser in a prompt and timely manner. Purchaser acknowledges that Ground Lessor is not obligated to provide an estoppel certificate pursuant to the terms of the Ground Lease, but Seller and Purchaser agree in good faith to use their best efforts to obtain Ground Lessor's approval and execution of the Ground Lease Estoppel no later than the end of the Review Period. Seller and Purchaser shall cooperate in attempts to reconcile any objections that Ground Lessor shall raise with respect to the form of the Ground Lease Estoppel, and, in such event, the final form shall then be substituted for the Ground Lease Estoppel for purposes of this Agreement.


HOTEL PURCHASE AGREEMENT - Page 16
- ------------------------

     8.6       Owner's Actions. Seller is in the process of attempting to obtain
               ---------------
the agreement of Owner that Owner, at or prior to Closing, shall (i) reconvey to Seller everything conveyed by Seller's predecessor (Fred Harvey) to Owner in the Sale Document and any and all attendant documentation (the "Reconveyance"), (ii) terminate the Leaseback Document and any and all attendant documentation, (iii) pay and satisfy all mortgages, debts, liens, security interests, and other financing encumbrances arising by, through, or under Owner or its predecessors with respect to the Hotel and to secure full release of record thereof so that none will appear in Purchaser's Leasehold Title Policy hereunder, and (iv) obtain the consent of Ground Lessor to items (i) and (ii) above. As of the date hereof, Seller represents that it has received a letter from one of the general partners of Owner a copy of which is attached hereto as Exhibit 8.6. Seller has
                                                        -----------
requested that said general partner submit the general substance of the foregoing to the other general partner and to their limited partners with a favorable recommendation for approval thereby. In conjunction with documentation of Owner's agreement with Seller with respect to this transaction, Seller agrees to use good faith best efforts, and Purchaser agrees to cooperate therein, to obtain from Owner a certification ("Owner's Certification") in favor, and for the benefit, of Seller, Purchaser, and Purchaser's successors and assigns that will include the following:

               (a) That copies of the Ground Lease attached to such certification are true and correct copies thereof; that the Ground Lease has not been otherwise amended and constitutes the entire agreement between Owner and Ground Lessor with respect to the Hotel; and that the Ground Lease is in full force and effect, that Owner is not in default thereunder, that, to Owner's knowledge, Ground Lessor is not in default thereunder, and that Owner knows of no condition which with the passage of time or notice or both would constitute a default;

               (b) That, to Owner's knowledge, none among Owner, Ground Lessor, nor the Hotel, is in violation of the restrictions set forth in the deed from the United States to Ground Lessor filed December 15, 1962, and recorded in Volume 672, Folio 469 of the records of the Bernalillo County Records and none has been alleged;

               (c)  That the representations described in Sections 7.2(a), (b),
(c), and (g) through (j), 7.3, and 7.4 above, as applied to Owner rather than Seller, are to the best of Owner's knowledge true, correct and complete;

               (d) That the Reconveyance to Seller is free and clear of all mortgages, debts, liens, security interests, encumbrances, prior assignments or conveyances, conditions, restrictions, rights-of-way, easements, encroachments, and claims other than the Permitted Exceptions; and

               (e) That Owner agrees to indemnify and hold Seller, Purchaser, and Purchaser's successors and assigns harmless of and from all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees) which Seller, Purchaser, or Purchaser's successors and assigns may suffer or incur by reason of any violation of any of the foregoing.

Seller and Purchaser shall cooperate in attempts to reconcile any objections that Owner shall raise with respect to the content of Owner's Certification, and the final form as thus agreed shall become


HOTEL PURCHASE AGREEMENT - Page 17
- ------------------------
the "Owner's Certification" for the further purposes of this Agreement. In particular, Purchaser agrees that if Owner objects to the indemnification concept of subsection 8.6(e) above or the inclusion of Purchaser and its successors and assigns therein, Purchaser will agree to deletion of such objectionable items.

     8.7       Employee Severance.  Purchaser agrees to interview all or
               ------------------
substantially all of Seller's employees who work at the Hotel, and to hire, at a comparable wage rate or salary, such employees that in Purchaser's reasonable judgment have the appropriate skills and experience necessary to perform the applicable job. To the extent that certain employees are not hired by Purchaser or are terminated by Purchaser within 90 days after the Closing Date, Seller agrees to pay such employees severance pursuant to Seller's existing severance policy in an aggregate amount not to exceed $50,000.00 (the "Seller's Severance Cap"); provided, however, that any severance paid to (a) any employees that are terminated because they do not have appropriate documentation permitting them to work in the United States, or (b) any employee who is terminated for cause, shall not be included in calculating the Seller's Severance Cap. Purchaser and Seller agree to fund severance costs which are incurred within the first 90 days following Closing equally to the extent such severance costs exceed the Seller's Severance Cap. Upon the expiration of such 90-day period, Purchaser agrees to pay severance to the Hotel employees under Purchaser's normal policy, without regard to Seller's prior policy. Except for the sums for which Purchaser is liable above in this Section 8.7, Seller shall indemnify Purchaser for any claims made by any Hotel employee employed by Seller prior to the Closing to the extent such employee files a claim against Purchaser for severance pay pursuant to Seller's severance policy. Purchaser agrees to cooperate with Seller, at Seller's sole cost and expense, in minimizing the number and amount of such claims.

     8.8       Employee Vacations.  For vacation time accrual purposes,
               ------------------
Purchaser agrees to credit each of Seller's employees who is retained by Purchaser with such seniority as such employee has earned with Seller so as to vest in such employee accrued vacation time of up to two (2) weeks during the one year period following Closing. Seller shall continue to be liable for, and shall pay to each employee, the amount of his or her vacation time which accrued prior to the Closing Date in excess of that for which Purchaser will be liable under this Section 8.8.

                                   ARTICLE 9
                      CONDITIONS PRECEDENT TO THE CLOSING
                      -----------------------------------

     9.1       Purchaser's Conditions. In addition to any other conditions set
               ----------------------
forth in this Agreement, Purchaser's obligations to consummate the Closing are subject to the timely satisfaction of each and every one of the conditions set forth in this Section 9.1, all of which shall be conditions precedent to Purchaser's obligations under this Agreement, and failing in any of which Purchaser may terminate this Agreement, the Earnest Money shall be returned to Purchaser within five (5) days after any such termination, and neither party shall have any further rights or obligations one to the other, except for the repair and confidentiality obligations set forth in Section 5.1. Notwithstanding the foregoing, Purchaser, in its sole discretion, may waive any such condition by notice to Seller.


HOTEL PURCHASE AGREEMENT - Page 18
- ------------------------

               (a) Seller shall have performed all obligations of Seller hereunder which are to be performed prior to Closing.

               (b)  Seller's representations and warranties set forth in Section
7.2 shall be true and correct in all material respects as if made again on the Closing Date.

               (c) Seller shall have obtained and delivered to Purchaser the Ground Lease Estoppel and Owner's Certification.

     9.2.      Mutual Conditions. In addition to any other conditions set forth
               -----------------
in this Agreement, Purchaser's and Seller's obligations to consummate the Closing are subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 9.2, all of which shall be conditions precedent to Purchaser's and Seller's obligations under this Agreement, and failing in any of which either Purchaser or Seller may terminate this Agreement, the Earnest Money shall be returned to Purchaser within five (5) days after any such termination, and neither party shall have any further rights or obligations one to the other, except for the repair obligation set forth in
Section 5.1.

               (a) Seller shall have obtained the consent of Ground Lessor to the assignment to Purchaser of the Ground Lease.

               (b) Owner shall have reconveyed the Leasehold Estate and Improvements and any interest of Owner in the remainder of the Hotel to Seller free and clear of debts, mortgages, liens, and encumbrances, other than the Permitted Exceptions.

                                  ARTICLE 10
                         CLOSING AND CLOSING DOCUMENTS
                         -----------------------------

     10.1      Closing. The consummation and closing (the "Closing") of the
               -------
transaction contemplated under this Agreement shall take place at the offices of the Title Company or such other place as is mutually agreeable to the parties on or, at Purchaser's election, before July 1, 1996, (the "Closing Date") or as otherwise set by agreement of the parties. Notwithstanding the foregoing, if this Agreement shall then be in effect, Purchaser may, by written notice to Seller and deposit with the Title Company of Additional Earnest Money in the amount of $50,000.00 no later than three (3) days prior to the Closing Date, extend the Closing to August 1, 1996, which shall then become the "Closing Date".

     10.2      Title Conveyance Standards. On the Closing Date, the Hotel and
               --------------------------
the Ground Lease as it applies to the Lessee therein shall be conveyed, assigned and transferred to Purchaser subject only to the Permitted Exceptions, the Service Contracts described in the Schedule of Service Contracts, the Leases described in the Schedule of Leases, and the FF&E Leases described in the Schedule of FF&E Leases.


HOTEL PURCAHSE AGREEMENT - Page 19
- ------------------------

     10.3      Seller's Deliveries. At the Closing, pursuant to the standards
               -------------------
of Section 10.2 above and at Seller's sole cost and expense, Seller shall deliver the following to Purchaser in addition to all other items required to be delivered to Purchaser by Seller:

               (a)  Ground Lease Assignment. The Leasehold Estate, Improvements
                    -----------------------
and Appurtenances (if any) and the Ground Lease as it applies to the Lessee therein shall be conveyed and assigned to Purchaser by Seller's Assignment of Lease (containing a deed form warranty of title and no prior conveyance or encumbrance to the Leasehold Estate and the Improvements) in a form reasonably acceptable to both Purchaser and Seller provided that it shall in any event contain the concepts set forth in Sections 8.2 and 8.3 above (the "Ground Lease Assignment") duly executed and acknowledged by Seller;

               (b)  Bill of Sale. The FF&E, Supplies, Warranties, Licenses,
                    ------------
Tradenames, Plans and Specs, Utility Reservations, Records, Deposits, and Cash and Equivalents shall be conveyed to Purchaser (and/or, at Purchaser's option, Purchaser's lessee or other designee) by Seller's Bill of Sale, Assignment and Assumption Agreement (which, with respect to the FF&E and the Supplies, shall contain a warranty of title and no prior conveyance or encumbrance) in a form reasonably acceptable to both Purchaser and Seller (the "Bill of Sale") duly executed and acknowledged by Seller;

               (c)  Assignment and Assumption of Leases, FF&E Leases and Service
                    ------------------------------------------------------------
Contracts.  An Assignment and Assumption of all of the Leases, FF&E Leases, and
- ---------
Service Contracts described respectively in the Schedule of Leases, the Schedule of FF&E Leases, and the Schedule of Service Contracts, in a form reasonably acceptable to, and duly executed by, both Purchaser and Seller provided that it shall in any event contain the concepts set forth in Sections 8.2 and 8.3 above (the "Assignment");

               (d)  FIRPTA Affidavit. An affidavit from Seller, as required by
                    ----------------
Section 1445 of the Internal Revenue Code, specifying (i) that it is not a foreign entity, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income tax regulations), (ii) its taxpayer identification number or U.S. employer identification number, and (iii) its office address;

               (e)  Vehicle Titles. The necessary certificates of titles duly
                    --------------
endorsed for transfer together with any required affidavits and other documentation necessary for the transfer of title from Seller and/or Owner to Purchaser of any motor vehicles used in connection with the Hotel's operations;

               (f)  Authority Documents. Evidence reasonably satisfactory to
                    -------------------
Purchaser that the person or persons executing the closing documents on behalf of Seller have full right, power and authority to do so;


HOTEL PURCHASE AGREEMENT - Page 20
- ------------------------

               (g)  Title Policy. A Leasehold Policy of Title Insurance issued
                    ------------
pursuant to the Title Commitment as approved by Purchaser and issued by the Title Company for Chicago (or other underwriter approved by Purchaser) to Purchaser insuring good and indefeasible title to the Leasehold Estate (specifically including coverage for the Improvements and any of the Appurtenances which are expressly included within the Leasehold Estate under the Ground Lease), subject only to the Permitted Exceptions, in the amount of the Purchase Price;

               (h)  Miscellaneous. Such other instruments as are customarily
                    -------------
executed in the county and State where the Hotel is located to effectuate the conveyance of property similar to the Hotel, with the effect that, after the Closing, Purchaser will have succeeded to all of the rights, titles, and interests of Seller and Owner related to the Hotel, and neither Seller nor Owner will any longer have any rights, titles, or interests in and to the Hotel. Such instruments shall include, if appropriate, any documents required effectively to transfer the Utility Reservations by Seller to Purchaser;

               (i)  Plans, Keys, and Records. To the extent not previously
                    ------------------------
delivered to and in the possession of Purchaser, all Plans and Specs, all keys, access cards, and combinations for the Hotel (which shall be properly tagged for identification), all Records, and all Licenses;

               (j)  Original Documents.  To the extent in Seller's possession or
                    ------------------
control, originals of all of the documents and agreements covered by the foregoing that have not already been delivered to Purchaser;

               (k)  Updates.  A complete list of all advance room and functions
                    -------
reservations;

               (l)  Ground Lessor Estoppel.  The Ground Lessor Estoppel duly
                    ----------------------
executed by Ground Lessor;

               (m)  Owner's Certification.  Owner's Certification duly executed
                    ---------------------
by Owner; and

               (n)  Possession. Possession of the Hotel.
                    ----------

     10.4      Purchaser's Deliveries. At the Closing and at Purchaser's sole
               ----------------------
cost and expense, Purchaser shall deliver the following to Seller:

               (a)  Purchase Price.  The Purchase Price, plus or minus the
                    --------------
adjustments to be made at the Closing in accordance with the terms of this Agreement;

               (b)  Assignments.  The Ground Lease Assignment and the
                    -----------
Assignment;

               (c)  Authority Documents.  Evidence satisfactory to Seller that
                    -------------------
the person or persons executing the closing documents on behalf of Purchaser have full right, power and authority to do so; and


HOTEL PURCHASE AGREEMENT - Page 21
- ------------------------

               (d)  Miscellaneous. Such other instruments as are customarily
                    -------------
executed by the purchaser in the county and State where the Hotel is located to effectuate the purchase of property similar to the Hotel.

     10.5      Prorations. At Closing, the following items shall be prorated,
               ----------
adjusted and appropriated as of 12:01 A.M. (except as otherwise provided) on the Closing Date:

               (a)  Hotel Taxes.  Real estate taxes, personal property or use
                    -----------
taxes, assessments, and sewer rents, on the basis of the best available estimates for such taxes, assessments and rents that will be due and payable on the Hotel for the calendar year in which the Closing occurs. As soon as the exact amount of such taxes, assessments and rents for such calendar year is ascertained, Seller and Purchaser shall readjust the amounts thereof to be paid by each party to the end that Seller shall pay for those such taxes, assessments and rents attributable to the period of time prior to the Closing Date, and Purchaser shall pay for those such taxes, assessments and rents attributable to the period of time after Closing.

               (b)  Operating Costs. All costs and expenses of operating the
                    ---------------
Hotel, including without limitation amounts paid or payable under the Service Contracts, Leases, or the FF&E Leases provided, however, that Seller shall receive a credit in the amount of any and all costs and expenses of operating the Hotel incurred and paid in the ordinary course of business prior to the Closing Date for services, materials or the like delivered on or after the Closing Date to the extent that Seller has provided to Purchaser reasonable substantiation of the covered items and the amounts paid therefor; in the event any such items shall reasonably appear to Purchaser to be out of the ordinary, then upon written request from Purchaser Seller shall provide reasonable evidence that they were reasonably acquired in accordance with this Agreement and in the ordinary course of business;

               (c)  Revenues. Guest, convention, room, food, beverage, and all
                    --------
other charges and revenues for services rendered and the operation of all departments of the Hotel, including, but not limited to, advance payments under booking agreements for rooms, facilities and services of the Hotel and any other revenues relating to sales or services occurring or provided prior to the Closing Date, provided, however, that food, room service and restaurant revenue shall be apportioned as of the closing of dinner service hours at each restaurant on the evening preceding the Closing Date, and bar revenues shall be read, measured (and tapes preserved) and apportioned as of 2:00 A.M. on the Closing Date and provided further that room rental receipts through the night before Closing shall belong to Seller, though Seller shall be responsible for all room maid service costs for such night. Except for the Cash Equivalents, all cash, checks, and other funds, and all other notes, security and other evidence of indebtedness located at the Hotel on the Closing Date and balances on deposit to the credit of the Seller with banking institutions are and shall remain the property of the Seller and are not included in this sale;

               (d)  Miscellaneous. Fees and expenses for music, entertainment,
                    -------------
trade association dues, trade subscriptions, coin machine income, and washroom and checkroom income;


HOTEL PURCHASE AGREEMENT - Page 22
- ------------------------

               (e)  Deposits.  Purchaser shall receive a credit in an amount
                    --------
equal to the sum of all prepaid room rentals and all security deposits, cleaning fees and deposits and other deposits paid under any Lease and not properly applied as of the Closing to a monetary obligation of the related Tenant; and

               (f)  Sales Taxes.  All sales, use and occupancy taxes, if any,
                    -----------
due or to become due in connection with revenues received from the Hotel prior to the time of proration as set forth herein, and all sales, use and occupancy taxes, if any, payable in connection with any of the transactions contemplated by this Agreement will be paid by Seller. Seller shall be entitled to receive any rebates or refunds on such taxes paid by Seller prior to the Closing.

     10.6      Document Preparation and Transfer Costs.  Each party shall bear
               ---------------------------------------
its own legal fees and costs. Seller and Purchaser shall each pay fifty percent (50%) of all transfer and recording fees and taxes, and Seller shall pay all transfer, assumption and/or assignment fees and charges imposed by any party having an interest in the Hotel. Seller and Purchaser each shall pay one-half of the Title Company's escrow fee.

     10.7      Reconciliation and Final Payment.  Seller shall be responsible
               --------------------------------
for calculating the initial prorations required hereunder as of the Closing. Seller and Purchaser shall reasonably cooperate after Closing to make a final determination of the prorations required hereunder. Purchaser shall be responsible for one final reconciliation of the prorations which Purchaser shall deliver to Seller as soon as practical following Closing but in no event later than ninety (90) days following the Closing Date or, with respect to taxes, if the actual bases therefor are not available within such 90-day period, then within thirty (30) days after receipt by Purchaser of such bases but in no event later than one (1) year following the Closing Date; provided however, Seller shall have the right to review and audit such final reprorations within thirty
(30) days of Seller's receipt of such final reprorations. Seller shall pay the cost of the audit unless the audit discloses an error in Purchaser's favor in excess of $25,000.00 in which case Purchaser shall pay the cost of the audit. Upon the final reconciliation of the prorations, the party which owes the other party any sums hereunder shall pay such party such sums within ten (10) days after the reconciliation of such sums. The obligations to calculate such prorations, make such reconciliations and pay any such sums shall survive the Closing.

     10.8      Accounts Payable. Seller shall retain and be responsible for the
               ----------------
payment of all accounts payable and other debts relating to the Hotel which have accrued prior to or as of the Closing. Purchaser shall be responsible for the accounts payable and other debts relating to the Hotel arising and accruing after the Closing.

     10.9      Accounts Receivable. The active guest ledger is assigned and
               -------------------
conveyed hereunder to Purchaser as part of the Cash and Equivalents; otherwise, Seller shall retain all of its accounts receivable as of Closing. If any such accounts receivable are received by Purchaser after Closing, Purchaser shall promptly deliver same to Seller.


HOTEL PURCHASER AGREEMENT - Page 23
- -------------------------

                                  ARTICLE 11
                           CASUALTY AND CONDEMNATION
                           -------------------------

     11.1      Risk of Loss; Notice.  Prior to Closing and the delivery of
               --------------------
possession of the Hotel to Purchaser in accordance with this Agreement, all risk of loss to the Hotel (whether by casualty, condemnation or otherwise) shall be borne by Seller. In the event that (a) any loss or damage to the Hotel shall occur prior to the Closing Date as a result of fire or other casualty, or (b) Seller receives notice that a governmental authority has initiated or threatened to initiate a condemnation proceeding affecting the Hotel, Seller shall give Purchaser immediate written notice of such loss, damage or condemnation proceeding.

     11.2      Purchaser's Termination Right.  If, prior to Closing and the
               -----------------------------
delivery of possession of the Hotel to Purchaser in accordance with this Agreement, (a) any condemnation proceeding shall be pending against a substantial portion of the Hotel or (b) there is any substantial casualty loss or damage to the Hotel, Purchaser shall have the option to terminate this Agreement provided it delivers written notice to Seller of its election so to terminate this Agreement within thirty (30) days after the date Seller has delivered Purchaser written notice of any such loss, damage or condemnation (which notice shall include a certification of (i) the amounts of insurance coverages in effect with respect to the loss or damage and (ii) if known, the amount of the award to be received in such condemnation), and in such event all Earnest Money shall be delivered to Purchaser and thereafter no party shall have any further obligation or liability to the other under this Agreement. In the context of condemnation, "substantial" shall mean condemnation of such portion of the Hotel as would, in Purchaser's sole judgment, render use of the remainder impractical or unfeasible for the uses herein contemplated, and, in the context of casualty loss or damage, "substantial" shall mean a loss or damage in excess of $100,000 in value.

     11.3      Procedure for Closing.  If Purchaser shall not timely elect to
               ---------------------
terminate this Agreement under Section 11.2 above, or if the loss, damage or condemnation is not substantial, Seller agrees to pay to Purchaser at the Closing all insurance proceeds or condemnation awards which Seller has received as a result of the same and assign to Purchaser all insurance proceeds and condemnation awards payable as a result of the same in which event the Closing shall occur without Seller replacing or repairing such damage or paying to Purchaser any credit against the Purchase Price.

                                  ARTICLE 12
                             DEFAULT AND REMEDIES
                             --------------------

     12.1      Purchaser's Default.  If, at or prior to Closing, for any reason
               -------------------
other than termination hereof pursuant to a right granted to Purchaser hereunder to do so or because of an uncured default by Seller, (i) Purchaser refuses or fails to consummate the purchase of the Hotel pursuant to this Agreement, or
(ii) Purchaser shall otherwise fail in any material respect to perform any of its material obligations as and when required hereunder, or if, at or prior to Closing, any representation or warranty made by or on behalf of Purchaser herein shall have been materially incorrect when


HOTEL PURCHASE AGREEMENT - Page 24
- ------------------------
made, then Seller shall give Purchaser and the Title Company written notice specifying the nature of the default. In the event such default by Purchaser is the result of Purchaser's failure to pay any sum of money due and payable under this Agreement, Purchaser shall have three (3) days from receipt of Seller's written notice within which to cure the specified default. In the event such default of Purchaser is a non-monetary default, Purchaser shall have thirty
(30) days from receipt of Seller's notice within which to cure the specified default. If the default is still not cured, then Seller, as its sole and exclusive remedy, shall have the right to terminate this Agreement by giving Purchaser and the Title Company written notice thereof, in which event neither party shall have any further rights, duties or obligations hereunder (except to the extent this Agreement may specifically provide for the survival of certain obligations of Purchaser) and Seller shall be entitled to receive the Earnest Money as liquidated damages, Seller and Purchaser hereby acknowledging that the amount of damages resulting from breach of this Agreement by Purchaser would be difficult or impossible accurately to ascertain, and the Title Company shall immediately deliver the Earnest Money to Seller. Notwithstanding the foregoing, in the event of any default by Purchaser under this Agreement due to a breach after Closing or any termination hereof of any covenant or indemnity which survives the Closing or any termination hereof, or if Seller shall discover after Closing that any warranty or representation made by Purchaser herein or in connection with the transaction contemplated herein was materially incorrect or breached when made, Seller shall have any and all rights and remedies available at law or in equity by reason of such default.

     12.2      Seller's Default.  If, at or prior to Closing, for any reason
               ----------------
other than termination hereof pursuant to a right granted to Seller hereunder to do so or because of an uncured default by Purchaser (i) Seller refuses or fails to consummate the transaction contemplated by this Agreement, or (ii) Seller shall otherwise fail in any material respect to perform any of its material obligations as and when required hereunder, or if, at or prior to Closing, any representation or warranty made by or on behalf of Seller herein shall have been materially incorrect when made, then Purchaser shall give Seller and the Title Company written notice specifying the nature of the default. In the event such default by Seller is the result of Seller's failure to pay any sum of money due and payable under this Agreement, Seller shall have three (3) days from receipt of Purchaser's written notice within which to cure the specified default. In the event such default of seller is a non-monetary default, Seller shall have thirty
(30) days from receipt of Purchaser's notice within which to cure the specified default. If at the end of the thirty (30) day period, the default is still not cured, then Purchaser, as its sole remedies, shall have the right to do any one of the following:

               (a) Terminate this Agreement by written notice given to Seller and the Title Company within fifteen (15) days of the expiration of the three
(3) or thirty (30) day cure period (whichever is applicable), in which event the Earnest Money shall be returned to Purchaser by the Title Company promptly upon receipt of such notice; or

               (b)  Seek specific performance of this Agreement.

Notwithstanding the foregoing, in the event of any default by Seller under this Agreement due to a breach after Closing or any termination hereof of any covenant or indemnity which survives the


HOTEL PURCHASE AGREEMENT - Page 25
- ------------------------

Closing or any termination hereof, or if Purchaser shall discover after Closing that any warranty or representation made by Seller herein or in connection with the transaction contemplated herein was materially incorrect or breached when made, Purchaser shall have any and all rights and remedies available at law or in equity by reason of such default.

     12.3      Survival.  Neither Purchaser's nor Seller's attendance or
               --------
appearance at Closing shall be deemed to nullify or void the provisions of this Section.

                                  ARTICLE 13
                                    BROKERS
                                    -------

     13.1      Identity of Brokers.  The parties hereto represent to each other
               -------------------
that they dealt with no finder, broker or consultant in connection with this Agreement or the transactions contemplated hereby except for Lundberg & Associates, Inc., (the "Brokers") which have been engaged by Seller to assist as brokers in the sale of the Hotel. Seller shall be responsible for payment of the commissions owing to the Brokers out of the Purchase Price payable at Closing.

     13.2      Indemnification by Seller.  Seller agrees to, and hereby does,
               -------------------------
indemnify and save harmless Purchaser and its affiliates and their respective successors and assigns against and from any loss, liability or expense, including reasonable attorneys' fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any broker, finder, consultant or like agent if such claim or claims made by any such broker, finder, consultant or like agent are based in whole or in part on any agreements entered into by Seller or its representatives for a commission or other compensation. Seller shall likewise indemnify and save harmless Purchaser and its affiliates and their respective successors and assigns against and from any loss, liability or expense, including reasonable attorneys' fees, arising out of any claim or claims for commissions or other compensation relating to the Leases.

     13.3      Indemnification by Purchaser.  Purchaser agrees to, and hereby
               ----------------------------
does, indemnify and save harmless Seller and its affiliates and their respective successors and assigns against and from any loss, liability or expense, including reasonable attorneys' fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any broker, finder, consultant or like agent if such claim or claims made by any such broker, finder, consultant or like agent are based in whole or in part on any agreements entered into by Purchaser or its representatives for a commission or other compensation.


                                  ARTICLE 14
                                 MISCELLANEOUS
                                 -------------

     14.1      Notices.  Any notice provided for by this Agreement and any other
               -------
notice, demand or communication which any party may wish to send to another shall be in writing and either


HOTEL PURCHASE AGREEMENT - Page 26
- ------------------------
delivered in person or sent by registered or certified mail or overnight courier, return receipt requested, in a sealed envelope, postage prepaid, and addressed to the party for which such notice, demand or communication is intended at such party's address as set forth in this Section. Purchaser's address for all purposes under this Agreement shall be the following:

               American General Hospitality, Inc.
               3860 West Northwest Highway, Suite 300
               Dallas, Texas  75220
               Attention: Steven D. Jorns, President, or Bruce G. Wiles, Executive Vice President

          with a copy to:

               Calhoun & Stacy, PLLC
               5700 NationsBank Plaza
               901 Main Street
               Dallas, Texas  75202
               Attention: Parker Nelson

          Seller's address for all purposes under this Agreement shall be the following:

               Northbrook Corporation
               900 North Michigan Avenue
               Chicago, Illinois  60611-1581
               Attention:  Gary Grottke, Executive Vice President

           with a copy to:

               AMFAC/JMB Hawaii, Inc.
               Law Department
               700 Bishop Street
               P.O. Box 3230
               Honolulu, Hawaii  96801
               Attention:  Tamara Edwards

Any address or name specified above may be changed by a notice given by the addressee to the other party. Any notice, demand or other communication shall be deemed given and effective as of the date of delivery in person or receipt set forth on the return receipt. The inability to deliver because of changed address of which no notice was given, or rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of the notice, demand or other communication as of the date of such attempt to deliver or rejection or refusal to accept.

     14.2      Entire Agreement; Modifications and Waivers; Cumulative Remedies.
                ---------------------------------------------------------------
This Agreement constitutes the entire agreement between the parties hereto and may not be modified or amended except by an instrument in writing signed by the parties hereto, and no provisions or conditions may be waived other than by a writing signed by the party waiving such provisions or conditions. No delay or omission in the exercise of any right or remedy accruing to Seller or


HOTEL PURCHASE AGREEMENT - Page 27
- ------------------------

Purchaser upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by Seller or Purchaser of any breach of any term, covenant or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant or condition herein contained. All rights, powers, options or remedies afforded to Seller or Purchaser either hereunder or by law shall be cumulative and not alternative, and the exercise of one right, power, option or remedy shall not bar other rights, powers, options or remedies allowed herein or by law, unless expressly provided to the contrary herein.

     14.3      Exhibits. All exhibits referred to in this Agreement and attached
               --------
hereto are hereby incorporated in this Agreement by reference.

     14.4      Successors and Assigns. Purchaser may assign its rights under
               ----------------------
this Agreement to any limited partnership, limited liability company or other entity to be formed for the purpose of purchasing the Hotel or implementing the REIT so long as such entity is related, directly or indirectly, to Purchaser and Purchaser provides notice thereof to Seller prior to Closing; provided, however, that Purchaser shall remain liable for all of its obligations under this Agreement notwithstanding any such assignment. Otherwise, this Agreement may not be assigned by Purchaser without Seller's prior written consent. This Agreement shall be binding upon, and inure to the benefit of, Seller and Purchaser and their respective legal representatives, successors, and assigns. Whenever a reference is made in this Agreement to Purchaser, it shall include Purchaser's successors and assigns under this Agreement.

     14.5      Article Headings.  Article headings and article and section
               ----------------
numbers are inserted herein only as a matter of convenience and in no way define, limit or prescribe the scope or intent of this Agreement or any part thereof and shall not be considered in interpreting or construing this Agreement.

     14.6      Governing Law.  This Agreement shall be construed and interpreted
               -------------
in accordance with the laws of the State where the Hotel is located.

     14.7      Time Periods.  If the final day of any time period or limitation
               ------------
set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the State where the Hotel is located or of the federal government, then and in such event the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday. Time is of the essence herein.

     14.8      Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts and by either party hereto on a separate counterpart, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.


HOTEL PURCHASE AGREEMENT - Page 28
- ------------------------

     14.9      Survival. All covenants, agreements, indemnities, representations
               --------
and warranties contained in the Agreement shall survive the Closing for a period of one (1) year. None of the foregoing shall be deemed to merge into, or be waived by, any of the closing documents.

     14.10     Further Acts.  In addition to the acts, deeds, instruments and
               ------------
agreements recited herein and contemplated to be performed, executed and delivered by Purchaser and Seller, Purchaser and Seller shall perform, execute and deliver or cause to be performed, executed and delivered at the Closing or after the Closing, any and all further acts, deeds, instruments and agreements and provide such further assurances as the other party or the Title Company may reasonably require to consummate the transaction contemplated hereunder. However, the foregoing shall not be deemed to (i) require Seller to expend a sum of money which it could not reasonably have anticipated on the date of execution of this Agreement, or (ii) require Purchaser to expend a sum of money which it could not reasonably have anticipated on the expiration of the Review Period.

     14.11     Severability. In case any one or more of the provisions contained
               ------------
in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     14.12     Attorneys' Fees.  Should either party employ an attorney or
               ---------------
attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, the nonprevailing party in any action pursued in a court of competent jurisdiction (the finality of which is not legally contested) agrees to pay to the prevailing party all reasonable costs, damages, and expenses, including attorneys' fees, expended or incurred in connection therewith.

     14.13.    Qualification on Confidentiality.   Notwithstanding the
               --------------------------------
confidentiality requirements elsewhere herein contained, it is acknowledged that Purchaser is, or is an affiliate of, the REIT which is in process of organization and that Purchaser anticipates that the REIT will seek to sell shares to the general public. In connection therewith, Purchaser will have the right to market such securities and prepare and file all necessary or reasonably required registration statements and other papers, documents and instruments necessary or reasonably required in Purchaser's judgment and that of its attorneys and underwriters to file a registration statement with respect to the REIT's shares with the U.S. Securities and Exchange Commission and/or similar state authorities and to cause same to become effective and to disclose therein and thus to its underwriters, to the U.S. Securities and Exchange Commission and/or to similar state authorities and to the public the following:

               (a) Occupancy, number of guest rooms, average daily rate, revenues per available room, the year the Hotel was built and renovated, and renovation and capital improvement expenditures from January 1, 1993, through December 31, 1995;

               (b) Income statement and balance sheet data to be presented on a consolidated basis with certain other hotels (currently estimated to be eight
(8) in number) being acquired by the REIT or its partnership affiliate; and


HOTEL PURCHASE AGREEMENT - Page 29
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

               (c) Narrative information describing the Hotel's physical plant and its location to be presented in summary nature.

     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the 26th day of April, 1996.
    ----        -----


                                   SELLER:

                                   NORTHBROOK CORPORATION



                                   By: /s/ Gary Grottke
                                      ------------------------------------------
                                      Gary Grottke, Executive Vice President




                                   PURCHASER:

                                   AMERICAN GENERAL HOSPITALITY, INC.



                                   By:  /s/ Bruce G. Wiles
                                        ----------------------------------------
                                        Bruce G. Wiles, Executive Vice President


HOTEL PURCHASE AGREEMENT - PAGE 30
- ------------------------